                                                    KEY AUTO FINANCE TRUST 1999-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1999 to August 31, 1999
Distribution Date:   September 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                       Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                         Class A/B/C Note Amount
                                                                                                     or Certificate Amount
                                                                                                 ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                         17,576,284.29               162.7433731
          Class A-2 Note  Amount                                                                  0.00                 0.0000000
          Class A-3 Note  Amount                                                                  0.00                 0.0000000
          Class A-4 Note  Amount                                                                  0.00                 0.0000000
          Class B  Note  Amount                                                                   0.00                 0.0000000
          Class C  Note  Amount                                                                   0.00                 0.0000000
          Certificates  Amount                                                                    0.00                 0.0000000

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                             97,242.28                 4.1333333
          Class A-2 Note  Amount                                                            658,246.17                 4.3941667
          Class A-3 Note  Amount                                                            451,807.50                 4.6916667
          Class A-4 Note  Amount                                                            683,567.50                 4.8583333
          Class B  Note  Amount                                                             193,515.00                 5.0000000
          Class C  Note  Amount                                                             160,686.50                 5.9000000
          Certificates  Amount                                                               98,758.03                 7.8166667

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)          471,322,363.96

(iv)    Class A-1 Notes Balance (end of Collection Period)                                5,950,073.96
        Class A-1 Pool Factor (end of Collection Period)                                                               0.0550933
        Class A-2 Notes Balance (end of Collection Period)                              149,800,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                               1.0000000
        Class A-3 Notes Balance (end of Collection Period)                               96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                               1.0000000
        Class A-4 Notes Balance (end of Collection Period)                              140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                               1.0000000
        Class B Notes Balance (end of Collection Period)                                 38,703,000.00
        Class B Pool Factor (end of Collection Period)                                                                 1.0000000
        Class C Notes Balance (end of Collection Period)                                 27,235,000.00
        Class C Pool Factor (end of Collection Period)                                                                 1.0000000
        Certificates Balance (end of Collection Period)                                  12,634,290.00
        Certificates Pool Factor (end of Collection Period)                                                            1.0000000

(v)  Basic Servicing Fee                                                                    401,394.01                 0.7228102

(vi)   Aggregate Realized Losses                                                          1,349,039.10
       Aggregate Net Losses                                                                 918,379.42
       Cummulative Net Losses for all periods                                             2,766,184.09

(vii)   Reserve Account Balance after Giving Effect to Payments                          13,965,923.56
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                13,965,923.56
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                               0.00
        Draws on Reserve Account                                                                  0.00
        Deposits to Reserve Account                                                               0.00
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
                                                    KEY AUTO FINANCE TRUST 1999-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1999 to August 31, 1999
Distribution Date:   September 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                       Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                         Class A/B/C Note Amount
                                                                                                     or Certificate Amount
                                                                                                 ------------------------------

(viii)   Class A-1 Notes Interest Carryover Shortfall                                             0.00                 0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                             0.00                 0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                             0.00                 0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                             0.00                 0.0000000
         Class B Notes Interest Carryover Shortfall                                               0.00                 0.0000000
         Class C Notes Interest Carryover Shortfall                                               0.00                 0.0000000
         Certificates Interest Carryover Shortfall                                                0.00                 0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                            0.00                 0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                            0.00                 0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                            0.00                 0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                            0.00                 0.0000000
         Class B Notes Principal Carryover Shortfall                                              0.00                 0.0000000
         Class C Notes Principal Carryover Shortfall                                              0.00                 0.0000000
         Certificates Principal Carryover Shortfall                                               0.00                 0.0000000

(ix)  Additional Principal Distributable Amount                                           1,434,259.29

(x)   Aggregate Purchase Amount of Receivables Repurchased by the Seller                          0.00
      or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                        Number                  Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                    509                        7,445,869.69
           60-89 Days                                                                    111                        1,786,183.23
           90 Days or More                                                               120                        1,708,145.23
           Financed Vehicles Repossessed but not yet charged off                          72                          822,751.49

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                         0.1140143
Weighted Average Remaining Term of Remaining Portfolio                                      54.6071590

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                0.0055930
     (ii)  Preceding Collection Period                                                       0.0068704
     (iii) Current Collection Period                                                         0.0075061
     (iv)  Three Month Average                                                               0.0066565

Ending Portfolio Balance                                                                465,530,785.19




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